UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Friday, May 7, 2004

(Date of report)

EMS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-1035424 (I.R.S. Employer Identification No.)

660 Engineering Drive
Norcross, Georgia 30092
(770) 263-9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Item 12. Results of Operations and Financial Condition.

     On April 30, 2004, the Registrant publicly released financial results for its quarter ended April 3, 2004, together with management’s earnings guidance for the 2004 calendar year. Such release was made by press release and by a subsequent telephone conference call that had been announced to, and was broadly accessible by, the public. The press release is furnished with this filing as Exhibit 99.1, which is hereby incorporated in this Item 12 by reference

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in the City of Norcross, State of Georgia, on May 7, 2004.

EMS TECHNOLOGIES, INC.
Date: May 7, 2004	By:	/s/ Don T. Scartz
Don T. Scartz
Executive Vice President and Chief Financial Officer